Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

Pursuant to §  906 of the Sarbanes-Oxley Act of 2002

(18 U.S.C. §  1350)

In connection with the Quarterly Report of DigitalGlobe, Inc., a Delaware corporation (the “Company”), on Form 10-Q for the quarter ended June  30, 2015, as filed with the Securities and Exchange Commission (the “Report”), the undersigned officer of the Company does hereby certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to his knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

DIGITALGLOBE, INC.,

a Delaware corporation

/s/ Jeffrey R. Tarr
Jeffrey R. Tarr
President and Chief Executive Officer

Date: July 30, 2015